As filed with the Securities and Exchange Commission on November 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-5231247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9000 Virginia Manor Road, Suite 200

Beltsville, Maryland 20705

(240) 399-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Richman

Chief Executive Officer

NextCure, Inc.

9000 Virginia Manor Road, Suite 200

Beltsville, Maryland 20705

(240) 399-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin William I. Intner Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 (410) 659-2700	Divakar Gupta Brent B. Siler Joshua A. Kaufman Madison A. Jones Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333- 234639

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.001 par value per share	$28,718,720	$3,727.69

(1)           In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the registrant is registering an additional amount of shares having a proposed maximum offering price of no more than 20% of the $143,593,600 maximum aggregate offering price of shares eligible to be sold under the registrant’s related Registration Statement on Form S-1 (File No. 333-234639).

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and includes the aggregate offering price of shares that the underwriters have an option to purchase.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

NextCure, Inc., or the Company, is filing this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, solely for the purpose of increasing by $28,718,720 the aggregate offering price of shares that may be offered in the public offering of shares of the Company’s common stock, $0.001 par value per share, or the Offering, contemplated by the Company’s earlier registration statement on Form S-1, as amended (File No. 333-234639), or the Prior Registration Statement, which was declared effective on November 14, 2019, including the aggregate offering price of shares that the underwriters in the Offering have an option to purchase. This registration statement incorporates by reference the Prior Registration Statement.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Hogan Lovells US LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on November 14, 2019).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-1 filed on November 12, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beltsville, Maryland, on this 14th day of November, 2019.

NEXTCURE, INC.

By:	/s/ Michael Richman
Michael Richman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Richman	President, Chief Executive Officer and Director	November 14, 2019
Michael Richman	(Principal Executive Officer)

/s/ Steven P. Cobourn	Chief Financial Officer	November 14, 2019
Steven P. Cobourn	(Principal Financial and Accounting Officer)

*	Chair of the Board	November 14, 2019
David Kabakoff, Ph.D.

*	Director	November 14, 2019
Elaine V. Jones, Ph.D.

*	Director	November 14, 2019
Chau Q. Khuong

*	Director	November 14, 2019
Judith J. Li

*	Director	November 14, 2019
Briggs Morrison, M.D.

*	Director	November 14, 2019
Tim Shannon, M.D.

*	Director	November 14, 2019
Stephen Webster

*	Director	November 14, 2019
Stella Xu, Ph.D.

*By:	/s/ Steven P. Cobourn
Steven P. Cobourn
Attorney-in-Fact